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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): JANUARY 14, 2002


                           IBIS TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                           0-23150                  04-2987600
--------------                      -------------           -------------------
(State or other                      (Commission              (IRS Employer
jurisdiction of                      File Number)           Identification No.)
incorporation)


32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS         01923
-------------------------------------------------------------
(Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (978) 777-4247

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ITEM 5.   OTHER EVENTS.

On January 14, 2002, Ibis Technology Corporation publicly disseminated a press release announcing that it expects fourth-quarter 2001 operating results to be in line with the guidance provided during a webcast conference call Ibis hosted on October 24, 2001, when it stated that fourth-quarter results were expected to be in line with third-quarter results. Specifically, revenue for the fourth quarter, ending December 31, 2001, is expected to be in the range of $1.4 million to $1.6 million, compared to $1.4 million in the third quarter of 2001. Net loss per share is expected to be between ($0.40) and ($0.44), compared to a net loss of ($0.29) per share in the previous quarter, which included a one-time other income item of $1.4 million, or $0.17 per share.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibit.

         99.1     Press Release dated January 14, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     IBIS TECHNOLOGY CORPORATION
                                     ---------------------------
                                     (Registrant)



Date: January 14, 2002               /s/ DEBRA L. NELSON
                                     ----------------------------------------
                                     Debra L. Nelson, Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
NUMBER                     DESCRIPTION

99.1                       Press Release dated January 14, 2002